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                                                                    EXHIBIT 24.3



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors


CKE Restaurants, Inc.:



     We consent to the use of our report included herein on the balance sheet of CKE Restaurants, Inc.


                                          /s/ KPMG PEAT MARWICK

                                              KPMG PEAT MARWICK



Orange County, California

April 8, 1994